Exhibit 10.1

AMENDMENT NO. 1

TO

COMMON STOCK PURCHASE AGREEMENT

BETWEEN

Auddia Inc.

AND

WHITE LION CAPITAL LLC

THIS AMENDMENT NO. 1 TO COMMON STOCK PURCHASE AGREEMENT (this “Amendment”), effective July 30, 2025 (the “Amendment Effective Date”), is by and between Auddia Inc., a Delaware corporation (the “Company”), and White Lion Capital, LLC, a Nevada limited liability company (the “Investor”), and amends the Common Stock Purchase Agreement by and between the Company and Investor dated November 25, 2024 (as amended, the “Agreement”), to increase the Commitment Amount by the Investor under the Agreement to purchase up to Fifty Million Dollars ($50,000,000) of the Company’s Common Stock, and to extend the Commitment Period by the Investor under the Agreement. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Recitals.

Paragraph 2 of the Recitals is hereby amended by amending and restating the entirety of this Paragraph as follows:

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall purchase, from time to time, as provided herein, and the Company shall issue and sell up to Fifty Million Dollars ($50,000,000) of the Company’s Common Stock (as defined below);

2. Amendment to Article I.

Article I of the Agreement is hereby amended by amending and restating the definition of “Commitment Amount” and “Commitment Period” in Section 1.1 in its entirety as follows:

“Commitment Amount” shall mean Fifty Million Dollars ($50,000,000).

“Commitment Period” shall mean the period commencing on the Execution Date and ending on the earlier of (i) the date on which the Investor shall have purchased an aggregate number of Purchase Notice Shares pursuant to this Agreement equal to the Commitment Amount or (ii) December 31, 2027.

2. Representations and Warranties. Each of the Investor and the Company represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary entity action and that the officers executing this Amendment on its behalf were similarly authorized and empowered and that this Amendment does not contravene any provisions of its articles of incorporation, bylaws, certificate of formation, limited liability company agreement or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound.

3. Miscellaneous.

(a) Except as modified by this Amendment, the Agreement continues in full force and effect in accordance with its terms.

(b) This Amendment shall be governed by and construed in accordance with the laws of the State of California as set forth in Section 10.1 of the Agreement and the dispute resolution provisions set forth in the Agreement.

(c) This Amendment may be executed in any number of counterparts and by electronic transmission (which shall bind the parties hereto), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officer as of the Amendment Effective Date.

AUDDIA Inc.

By:	/s/ John Mahoney
Name:	John Mahoney
Title:	Chief Financial Officer

WHITE LION CAPITAL LLC

By:	/s/ Sam Yaffa
Name:	Sam Yaffa
Title:	Managing Partner

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